                                                                   EXHIBIT 11.1



            NATIONAL BANCSHARES CORPORATION OF TEXAS AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)


                                             THREE MONTHS ENDED             NINE MONTHS ENDED
                                                SEPTEMBER 30,                 SEPTEMBER 30,
                                         ----------------------------  ----------------------------
                                              2000           1999           2000          1999
                                         --------------  ------------  ------------- --------------
BASIC EPS:
Net income                                  $     0.37    $     0.25     $     0.93     $     0.73
                                         ==============  ============  ============= ==============

DILUTED EPS:
Net income                                  $     0.37    $     0.24     $     0.92     $     0.71
                                         ==============  ============  ============= ==============


                                             THREE MONTHS ENDED             NINE MONTHS ENDED
                                                SEPTEMBER 30,                 SEPTEMBER 30,
                                         ----------------------------  ----------------------------
                                              2000           1999           2000          1999
                                         --------------  ------------  ------------- --------------

Income available to common stockholders     $    1,500    $    1,045     $    3,801     $    3,034
                                         ==============  ============  ============= ==============

Weighted average number of common
    shares used in Basic EPS                 4,006,852     4,150,726      4,088,388      4,161,711
Effect of dilutive stock options                25,598       120,048         45,160        121,277
                                         --------------  ------------  ------------- --------------


Weighted number of common shares
    and dilutive potential common stock
    used in Diluted EPS                      4,032,450     4,270,774      4,133,548      4,282,988
                                         ==============  ============  ============= ==============







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